                                                                    EXHIBIT 3.28

                            ARTICLES OF INCORPORATION
                                       OF
                              LIVINGSTON ROAD, INC.

      The undersigned, for purposes of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                 ARTICLE I. NAME

      The name of the corporation shall be Livingston Road, Inc. The principal place of business of this corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134.

                         ARTICLE II. NATURE OF BUSINESS

      This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is One Thousand (1,000) shares of common stock having One Cent ($0.01) par value per share.

                     ARTICLE IV. REGISTERED OFFICE AND AGENT

      The street address of the initial registered office of the corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134, and the name of the initial registered agent of the corporation is Vivien N. Hastings.

                          ARTICLE V. TERM OF EXISTENCE

      This corporation is to exist perpetually.

                              ARTICLE VI. DIRECTORS

      This corporation shall have three directors initially. The number of directors may be changed from time to time in accordance with the By-Laws but shall never be less than one. The names and addresses of the initial directors of the corporation are:

Jerry L. Starkey                  24301 Walden Center Drive
                                  Bonita Springs, Florida 34134

James P. Dietz                    24301 Walden Center Drive
                                  Bonita Springs, Florida 34134

Michael R. Greenberg              24301 Walden Center Drive
                                  Bonita Springs, Florida 34134

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                              LIVINGSTON ROAD, INC.
                                  P00000061305

      Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment to its Articles of
Incorporation:

NEW CORPORATE NAME:

                    RESORT AT SINGER ISLAND PROPERTIES, INC.

THE DATE THE AMENDMENT WAS ADOPTED AND SHALL BECOME EFFECTIVE: May 26, 2004

THE AMENDMENT WAS APPROVED BY WCI COMMUNITIES, INC., THE SOLE SHAREHOLDER. The number of votes cast for the amendment by the sole shareholder was sufficient for approval.

Signed this 26th day of May, 2004.

                                       /s/  Vivien N. Hastings
                                       --------------------------
                                       Vivien N. Hastings
                                       Vice President & Secretary